                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported):             MAY 10, 2000
                                                   ----------------------------



                               US DIAGNOSTIC INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
-------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

            1-13392                                  11-3164389
    ------------------------                ---------------------------------
    (Commission File Number)                (IRS Employer Identification No.)

        777 SOUTH FLAGLER DRIVE, WEST PALM BEACH, FLORIDA      33401
-------------------------------------------------------------------------------
            (Address of principal executive offices)         (Zip Code)

                                 (561) 832-0006
-------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.           OTHER EVENTS

         On May 10, 2000, US Diagnostic Inc. announced that its Board of Directors has approved a restructuring plan which contemplates the sale of all or substantially all of its imaging centers. The restructuring plan requires Stockholder approval. Under the restructuring plan, the Company may reinvest into a new business or businesses the net proceeds from the sale of assets. If the Company is unable to or chooses not to reinvest in a new business, the plan authorizes the Board to liquidate the Company through a distribution to Stockholders. The plan allows the Board to seek, at any time, debt refinancing as an alternative to the sale of the imaging centers.

         Further, the Company and the Board of Directors engaged David McIntosh (a current director) to direct the review of potential opportunities to re-deploy the sale proceeds in other ventures including internet and non-internet companies.

         Proxy materials will be mailed to the Stockholders of record at the close of business on June 2, 2000 for the Annual Meeting of the Stockholders to be held in July.

         US Diagnostic Inc.'s press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

 (c)     Exhibits

         99       Press Release of US Diagnostic Inc. dated May 10, 2000

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           US DIAGNOSTIC INC.

Date:    May 10, 2000

                                           By  /s/ P. Andrew Shaw
                                              --------------------------------
                                                 P. Andrew Shaw
                                                 Executive Vice President and
                                                    Chief Financial Officer

                                  EXHIBIT INDEX

EXHIBIT NO.
-----------

99           Press Release of US Diagnostic Inc. dated May 10, 2000